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                                                                    EXHIBIT 10.2

                       NONQUALIFIED STOCK OPTION AGREEMENT
           FIRST ACCEPTANCE CORPORATION 2002 LONG TERM INCENTIVE PLAN

         1. Grant of Option. Pursuant to the First Acceptance Corporation 2002 Long Term Incentive Plan (the "PLAN") for employees, consultants and outside directors of First Acceptance Corporation, a Delaware corporation (the "COMPANY"), the Company hereby grants to

                    ____________________ (the "PARTICIPANT"),

an option to purchase shares of Common Stock, par value $.01 per share ("COMMON STOCK"), of the Company as follows:

         On the date hereof, the Company grants to the Participant an option (the "OPTION" or "STOCK OPTION") to purchase _______ full shares ("OPTIONED SHARES") of Common Stock at an Option Price equal to _____________ Dollars ($____) per share (subject to adjustment as provided in the Plan). The Date of Grant of this Stock Option is
         ________.

The "OPTION PERIOD" shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant. The Stock Option is a Nonqualified Stock Option.

         2. Capitalized Terms. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan as in effect on the date hereof; any amendments to the Plan shall not affect this Stock Option unless agreed to in writing by the Participant. If there is a conflict between any of the terms and provisions of this Stock Option and the Plan, the terms and provisions of the Plan shall govern.

         3. Vesting; Time of Exercise.

         (a) Except as specifically provided in this Agreement and Section 15.6 of the Plan, the Optioned Shares shall vest, and the Stock Option shall become exercisable __________________________________________, provided the Participant is employed by (or, if the Participant is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary from the Date of Grant to each vesting date.

         (b) Notwithstanding the foregoing, all of the Optioned Shares not previously vested shall immediately become fully vested, and this Stock Option shall become fully exercisable, if not previously exercisable, upon the effective date of a Change of Control.

         4. Term; Forfeiture. Except as otherwise provided in this Agreement, the portion of this Option that is not exercisable, or does not become exercisable, on the date of the Participant's Termination of Service, will, together with the related unvested Optioned Shares, expire, terminate, and be forfeited on that date. The exercisable portion of the Stock Option that relates to Optioned Shares that are or become vested on the date of the Participant's Termination of Service, will terminate and be forfeited at the first of the following to occur:

                  (a) 5 p.m. on the date the Option Period terminates;

                  (b) 5 p.m. on the date that is thirty (30) days following the Participant's Termination of Service by the Company for Cause; or

                  (c) 5 p.m. on the date that is twelve (12) months following the date of the Participant's Termination of Service for any reason other than by the Company for Cause, including a Termination of Service due to the Participant's death or disability, Termination of the Service by the Participant with or without Good Reason, and Termination of Service by the Company without Cause.

                  For the purposes of this Agreement, "Cause" shall mean (A) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered



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         to the Participant by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties and the failure by the Participant to cure such failure within thirty (30) days after delivery of such demand, or (B) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, or (C) the Participant's personal dishonesty, willful misconduct, breach of fiduciary duty of loyalty involving profit, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (D) the Participant's material breach of any provision of this Agreement and the failure to cure such breach within thirty (30) days following notice thereof by the Company. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company.

         5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant's guardian or personal or legal representative, or by any transferee as permitted under
Section 8 herein. If the Participant's Termination of Service is due to his death prior to the date specified in Section 4(a) hereof, or the Participant dies prior to the termination dates specified in Sections 4(a) - (c) hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant or a transferee as permitted in Section 8 herein; provided that the Stock Option shall remain subject to the other terms of this Agreement, Section 15.6 of the Plan and applicable laws, rules, and regulations.

         6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

         7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the "EXERCISE DATE") which shall be the day upon which such notice is given in accordance herewith. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) if the Optioned Shares are other than Nonpublicly Traded, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office as soon as practicable (but in no case more than three (3) days) after the Exercise Date in order to permit timely sales under applicable exchange rules or to permit timely participation in any liquidity event. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.


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         8. Transfer and Assignment. Except as otherwise provided in this
Section 8, this Stock Option may not be assigned, transferred, pledged, hypothecated, or otherwise conveyed or encumbered by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, this Stock Option may be transferred, assigned or otherwise conveyed to (i) any of the Participant's Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities, a majority of the beneficial ownership of which is owned by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code; provided, that (x) there shall be no consideration for any such transfer, (y) subsequent transfers may not be made hereunder except those by will or the laws of decent and distribution, and (z) a Termination of Service of Participant shall continue to have the effects in Sections 3 and 4 as if Participant had not transferred, assigned or otherwise conveyed this Stock Option.

         9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares, subject to the Company's obligation to issue such certificate(s) as soon as practicable in accordance with Section 7 above. The Optioned Shares shall be subject to the terms and conditions of this Agreement regarding such Optioned Shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.

         11. Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

         12. Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

         13. Community Property. Each spouse individually is bound by, and such spouse's interest, if any, in any Optioned Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

         14. Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this Section 14, to arbitration.

                  (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Middle District of Tennessee, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Middle District of Tennessee refuses or fails to act as the appointing authority within ninety (90) days after



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         being requested to do so, then the appointing authority shall be the
         Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Nashville, Tennessee, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site in Nashville, Tennessee chosen by the arbitrator(s);

                           (ii) The arbitrator(s) shall be and remain at all
                  times wholly independent and impartial;

                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including reasonable attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

                           (vi) The decision of the arbitrator(s) shall be
                  reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s); made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                  (c) Acknowledgment Of Parties. Each party acknowledges that he or it has voluntarily and knowingly entered into an agreement to arbitration under this Section 14 by executing this Agreement.

         15. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority or any rule of any stock exchange or inter-dealer quotation system on which such shares are listed or traded, provided that the foregoing shall not be deemed to be a limitation of any other obligation of the Company hereunder.

         16. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or




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state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

         17. Lock Up. In connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, no shares of Common Stock received by the Participant under this Award Agreement may be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for up to one hundred eighty (180) days after the effectiveness of the registration statement filed in connection with such offering, if all of the Company's directors and officers agree to be similarly bound, and releases from any and all lock-up agreements in connection with such offering are granted on a pro-rata basis.

         18. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof.

         19. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

         20. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an employee or as a consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an employee, consultant or Outside Director at any time.

         21. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

         22. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

         23. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Plan. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

         24. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

         25. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.



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         26. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

         27. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         28. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

             a. Notice to the Company shall be addressed and delivered as follows:

                      First Acceptance Corporation
                      3813 Green Hills Village Drive
                      Nashville, Tennessee 37215
                      Attn: Secretary
                      Facsimile: (615) 844-2898

             b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

         29. Tax Requirements. The Participant, upon exercise of any portion of the Stock Option, shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option; such obligation to pay such taxes may be satisfied by any of the following or any combination thereof: (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligation of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock other than (i) Restricted Stock or (ii) Common Stock that the Participant owns but has acquired from the Company within six months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; or (c) the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; provided that, shares cannot be withheld in connection with the exercise of a Stock Option in excess of the minimum number required for tax withholding, and to permit the Stock Option to be accounted for as a fixed award. Any such withholding payments with respect to the exercise of any portion of the Stock Option in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option. The Company may, in its discretion, withhold such taxes from any other remuneration paid by the Company or a Subsidiary to the Participant.

         30. Option Cash-out. The Company may only make provisions for a cash payment to the holder of this Stock Option, as contemplated by Article 11 or
Section 12.3 of the Plan, in the event and subject to the consummation of the sale of substantially all of the assets or capital stock of the Company for cash.

         31. Failure to Pay Option Price; Notice to Participant. Section 8.3(c) of the Plan shall not apply to this Option unless the Participant receives from the Company written notice of an event giving rise to the forfeiture right described in Section 8.3(c) of the Plan and the Participant fails to cure such event within five (5) days after his receipt of such notice.


                                 * * * * * * * *




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         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                        FIRST ACCEPTANCE CORPORATION:


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                                        By:
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                                        Its:
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                                        PARTICIPANT:


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                                        Name:
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                                        Address:
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